UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MDC Partners Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDC PARTNERS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners” or the “Company”) will be held at the The Muse Hotel, 130 West 46th Street,  New York, N.Y. on Thursday, June 1, 2006 at 10:00 a.m. (New York City time) for the following purposes:

1.                To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2005, together with the report of the auditors thereon;

2.                To elect ten directors of MDC Partners;

3.                To appoint auditors;

4.                To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 24, 2006.

Shareholders who are unable to attend the meeting in person are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by CIBC Mellon Trust Company, Attn: Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario M5A 4K9 not later than 4:30 p.m. (Eastern Daylight Time) on Tuesday, May 30, 2006 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting).

By order of the Board of Directors
Toronto, Ontario April 28, 2006
MITCHELL S. GENDEL,
General Counsel and Corporate Secretary

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
To be Held on June 1, 2006

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the registered and principal executive office of MDC Partners is 45 Hazelton Avenue, Toronto, Ontario M5R 2E3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Monday, May 1, 2006.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. In addition to solicitation by mail, certain officers, directors and employees of MDC Partners may solicit proxies by telephone, telegraph or personally.

If a holder holds its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Nadal and Berns, the management nominees, and received at the offices of CIBC Mellon Trust Company, Attn: Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario M5A 4K9 (the “Transfer Agent”) not later than 4:30 p.m. (Eastern Daylight Time) on Tuesday, May 30, 2006 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such shares will be voted FOR the election of all ten nominees for the Board of Directors, and FOR the appointment of BDO Seidman, LLP as auditors of MDC Partners and to authorize the directors to fix their remuneration.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders, two persons present in person, each entitled to vote at such meeting, constitute a quorum. Only a shareholder of record at the close of business on April 24, 2006 (the “record date”) will be entitled to vote, or grant proxies to vote, such Class A Subordinate Voting Shares or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions that must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the head office of MDC Partners, 45 Hazelton Avenue, Toronto, Ontario M5R 2E3 at any time up to and including 4:30 p.m. (Eastern Daylight Time) on the last business day preceding the date of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either:  (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

CURRENCY

Unless otherwise stated, all amounts reported in this Proxy Statement and Management Information Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2003	2004	2005	2006
As at December 31st	0.7713	0.8319	0.8598
As at March 31st				0.8562
Average for year ended December 31st	0.7141	0.7686	0.8255

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Subordinate Voting Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares and an unlimited number of Series 3 Preference Shares have been designated.

At the date hereof, MDC Partners has outstanding 24,118,876 Class A Subordinate Voting Shares, 2,502 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares and no Series 3 Preference Shares. The holders of the Class A Subordinate Voting Shares are entitled to one vote in respect of each Class A Subordinate Voting Share held in connection with each matter to be acted upon at the Meeting and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting. Approximately 99.8% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Subordinate Voting Shares.

The articles of MDC Partners contain provisions that provide that, in the event that an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Subordinate Voting Shares, the holders of Class A Subordinate Voting Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than Mr. Nadal, (Chairman and CEO of MDC Partners); Cardinal Capital Management, LLC; Goldman Capital Management Inc., Gruber and McBaine Capital Management, LLC; Porter Orlin Inc. (A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Freidland); Weiss Peck & Greer Investments, a division of Robeco USA, L.L.C.; and Wellington Management Company, LLP. See “Security Ownership of Management and Certain Beneficial Owners” below for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners.  Those directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners has retained CIBC Mellon Trust Company to aid in the solicitation of proxies. MDC Partners expects the additional expense of that assistance to be approximately $15,000.  MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1—ELECTION OF DIRECTORS

Ten directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Nadal, Mr. Berns and Mr. Pustil, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101—Disclosure of Corporate Governance Practices. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Messrs. Kirby, Pustil and Roy are resident Canadians.

Information Concerning Nominees for Election as Directors

The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 24, 2006:

Miles S. Nadal, age 48, is the Chairman and Chief Executive Officer of MDC. Mr. Nadal has been a Director of MDC since August 25, 1986. Mr. Nadal serves on the boards of several community and charitable organizations, including the Schulich School of Business, Mount Sinai Hospital, and the Baycrest Hospital Board of Governors. Mr. Nadal is a resident of Nassau, Bahamas, and beneficially owns 1,857,311 Class A subordinate voting shares of MDC.

Thomas N. Davidson, age 66, has been Chairman of NuTech Precision Metals, Inc., a specialty metals processing company, since 1987, and Chairman of Quarry Hill Group, a private investment holding company, since 1989. Mr. Davidson has served on the Board of Directors of TLC Vision Corporation since 2000 and on the Board of Occulogix, Inc. since 2004. Mr. Davidson was appointed the non-executive Chairman of Azure Dynamics Corporation in December 2003. Mr. Davidson has been a Director of MDC since June 21, 1988. He is currently Chairman of the Audit Committee, and is a member of the Nominating and Corporate Governance Committee and the Human Resources & Compensation Committee. Mr. Davidson is a resident of Key Largo, Florida, and beneficially owns 143,181 Class A subordinate voting shares of MDC.

Steven Berns, age 41, joined MDC Partners in September 2004 as Vice Chairman and Executive Vice President, and was promoted to President and Chief Financial Officer in November 2005, in addition to becoming a member of the Board of Directors. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., from August 1999 until September 2004. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 until August 1999, becoming Vice President and Treasurer in 1996. Prior to joining Revlon, Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns is a Certified Public Accountant. He has served as a Director and member of the Audit and Compensation Committees for LivePerson, Inc. since April 2002, and as a Director and member of the Audit and Nominating and Corporate Governance Committees of LQ Corporation, Inc. since October 2004. Mr. Berns resides in Short Hills, New Jersey, and beneficially owns 106,000 Class A subordinate voting shares of MDC Partners.

Richard R. Hylland, age 45, is Chairman and Chief Executive Officer of DT Capital LLC, a private investment firm, a position he has held since 2003. Mr. Hylland currently serves on the Board of Directors of LodgeNet Entertainment Corporation (LNET), a publicly-traded interactive television and broadband services company. Mr. Hylland served as President, Chief Operating Officer and Director of NorthWestern Corporation, a publicly traded diversified energy and communications company, and as Vice Chairman of its current or previously affiliated entities, Cornerstone Propane GP, Inc., Blue Dot Services Inc. and Expanets, Inc. (subsequently Netexit Inc.), from 2000 to April 2003.*  Mr. Hylland has been a Director of MDC since December 10, 1999, is Chairman of the Human Resources & Compensation Committee, and is a member of the Audit Committee. Mr. Hylland is a resident of Sioux Falls, South Dakota, and beneficially owns 7,000 Class A subordinate voting shares of MDC.

Robert J. Kamerschen, age 70, has been the Chairman of Survey Sampling Inc., a private company which provides internet and telephone survey sampling to marketing research companies, since June 2005. He is the Retired Chairman and Chief Executive Officer of ADVO, Inc., a NYSE-listed direct mail microtargeting service company, which he led from 1988 until his retirement in 1999. Mr. Kamerschen was Chief Executive Officer of DIMAC, Inc. from October 1999 to February 2002. Mr. Kamerschen currently serves on the board of directors of several publicly traded corporations, including Radio Shack Corporation, IMS Health Inc., R.H. Donnelley Corporation and Vertrue, Inc. Mr. Kamerschen has been a Director of MDC since July 28, 2004, and currently serves as the Company’s Presiding Director. He is also Chairman of the Nominating and Corporate Governance Committee, and is a member of the Human Resources & Compensation Committee. Mr. Kamerschen is a resident of New Canaan, Connecticut, and beneficially owns 49,466 Class A subordinate voting shares of MDC.

Scott L. Kauffman, age 50, is President and Chief Executive Officer, and a member of the board, of Zinio Systems, Inc., which engages in the production, distribution and circulation of magazine titles in digital format, a role he assumed in July 2004.  Mr. Kauffman was appointed as a Director of MDC Partners on April 28, 2006, and currently serves on the Human Resources & Compensation Committee. Prior to joining Zinio, Mr. Kauffman was President and CEO of MusicNow, a digital music service, from January 2003 until June 2004.  From April 2001 to December 2002 he was President and CEO of Coremetrics Inc., a web services provider of marketing analytics solution where he continues to serve as a member of the board.  Mr. Kauffman is also a member of the board of 180solutions, a search marketing company.  Mr. Kauffman has served in other senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner.  Mr. Kauffman is a resident of Palo Alto, California.

*                    In September 2003, NorthWestern Corporation (and subsequently its current or previously affiliated entities, Cornerstone Propane GP, Inc. and Netexit, Inc.) filed petitions with the Bankruptcy Court in Delaware for Chapter 11 protection, and its plan of reorganization was confirmed by the Bankruptcy Court and was declared effective in 2004. Mr. Hylland was not an executive officer or director of such companies at the time the respective bankruptcy petitions were filed.

Senator Michael J.L. Kirby, age 64, has been a member of the Senate of Canada since 1984. Sen. Kirby is presently Chairman of the Standing Senate Committee on Social Affairs, Science and Technology. From 1994 to 1999, he served as Chairman of the Standing Senate Committee on Banking, Trade and Commerce. Sen. Kirby currently serves as a director of The Bank of Nova Scotia, Extendicare, Ontario Energy Savings Corporation, Indigo, CPI Plastics and Brainhunter, Inc. He has also been Vice Chairman of the Accounting Standards Oversight Council of the Canadian Institute of Chartered Accountants. He has previously been a director of Maxxcom, Inc., Quaker Oats (Canada), Onex Packaging, Westbury Canadian Life, Cotton Ginny, RJR-Macdonald Inc. and a member of the Advisory Board of AT&T Enterprises (Canada), Nissan (Canada) and other private companies. Sen. Kirby has been a Director of MDC since April 22, 2004. He is a member of the Nominating and Corporate Governance Committee and the Human Resources & Compensation Committee. Sen. Kirby is a resident of Ottawa, Ontario, and beneficially owns 3,810 Class A subordinate voting shares of MDC.

Stephen M. Pustil, age 62, is Vice Chairman and President of the Company’s Secure Products International Group. He also serves as President of Penwest Development Corporation Limited, a real estate development and construction firm that he established in 1972. Mr. Pustil, a chartered accountant, also serves on the Board of Mount Sinai Hospital and is Chairman and Director of Custom Direct Income Fund. Mr. Pustil has been a Director of MDC since April 9, 1992. Mr. Pustil is a resident of Toronto, Ontario, and beneficially owns 69,167 Class A subordinate voting shares of MDC.

François R. Roy, age 50, joined the Board of Directors in 1998. From March 2000 to 2003, he was Telemedia Corporation’s Chief Financial Officer. Mr. Roy served as Executive Vice President and Chief Financial Officer of Quebecor Inc., a Montreal-based public holding company whose subsidiaries were engaged in printing, publishing and the forest products sector, from August 1998 to 2000. Mr. Roy serves on the board of directors of the following Canadian companies:  Macquarie Power Income Fund, SFK Pulp Fund and on the board of advisors of Dessau-Soprin as well as that of Veronis Suhler Stevenson, a New York Media Merchant Bank. He is a member of the board of trustees of L’Opera de Montreal. Mr. Roy has been a Director of MDC Partners since October 23, 1998, and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Roy is a resident of Montreal, Quebec, and beneficially owns 7,000 Class A subordinate voting shares of MDC.

Thomas E. Weigman. Mr. Weigman, age 58, joined the Board of Directors in October 2005. He is currently an Executive Director of Marketing Consulting Associates, LLC, a private consulting firm that is focused on providing counsel for the marketing of consumer goods and services, a position that he has held since March 2006. Between 2000 and early 2006, Mr. Weigman was President of The Riverstone Group, a private consulting firm. Mr. Weigman served as President of Sprint Corporation’s Consumer Long Distance Group between 1995 and 1999, was President of its Multimedia Group between 1993 and 1995, and served as its Chief Marketing Officer from 1991 to 1993. Prior marketing and management positions include heading the Consumer Packaged Goods consulting practice at The Marketing Corporation of America, and key marketing roles with such consumer packaged goods companies as Mars, Incorporated (now MasterFoods), Beecham Products, and Procter & Gamble. Mr. Weigman is a member of the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Weigman is a resident of Weston, Connecticut, and beneficially owns 4,000 Class A subordinate voting shares of MDC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Class A Subordinate Voting Shares and the Class B Shares of MDC outstanding as of March 31, 2006 by each beneficial owner of more than five percent of such shares, by each of the directors of MDC and the nominees for Board election, by each of the executives named in the Summary Compensation Table below and by all current directors and executive officers of MDC as a group.

			Number of Voting Shares Beneficially Owned, or over which Control or Direction is Exercised(1)							Approximate Percentage of Class(5)
Name	Type of Shareholding		Class A Subordinate Voting Shares (2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days (3)	Class A Shares Underlying All Options, Warrants or Similar Right (4)		Class B Shares	Class A Shares	Class B Shares
Miles S. Nadal	Direct		1,857,311		702,400	1,185,000	(6)	—	10.31%	—
Steven Berns	Direct		106,000	(7)	10,000	133,500	(8)	—	*	—
Thomas N. Davidson	Direct		133,181	(7)	17,200	22,000		—	*	—
	Indirect	(9)	10,000		—	—			*	—
Richard R. Hylland	Direct		7,000	(7)	7,819	8,619		—	*	—
Robert J. Kamerschen	Direct		49,466	(7)	6,300	6,300		—	*	—
Scott L. Kauffman	Direct		—		—	25,000		—	*	—
Michael J.L. Kirby	Direct		3,810		10,000	29,000	(10)	—	*	—
Stephen M. Pustil	Direct		69,167		31,010	46,810	(10)	—	*	—
François R. Roy	Direct		7,000		11,200	16,000	(10)	—	*	—
Thomas E. Weigman	Direct		4,000	(7)	—	25,000		—	*	—
Robert Dickson	Direct		5,300		57,150	102,150	(10)	—	*	—
Graham L. Rosenberg	Direct		17,504		47,625	95,625	(10)	—	*	—
	Indirect	(11)	18,800		—	—			*	—
Charles Porter	Direct		134,455	(7)	2,723	2,723		—	*	—
	Indirect	(12)	8,431		—	—		—	*	—
All directors and officers of MDC as a group (13 persons)			2,423,425		903,427	1,697,727		—	13.33%	—
Cardinal Capital Management, LLC(13)			2,748,567		—	—		—	11.40%	—
Wellington Management Company, LLP(13)			3,094,708		—	—		—	12.83%	—
Gruber and McBaine Capital Management, LLC(13)			1,874,763		—	—		—	7.80%	—
Weiss Peck & Greer Investments, a division of Robeco USA, LLC(13)			1,685,734		—	—		—	7.00%	—
A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Freidland(13)			1,479,641		—	—		—	6.13%	—
Goldman Capital Management Inc.(13)			1,282,800		—	—		—	5.32%	—

*                     The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)             Unless otherwise noted, MDC believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.

(2)             This column includes Class A subordinate voting shares owned directly or indirectly, but does not include Class A subordinate voting shares subject to options, warrants or similar rights.

(3)             This column includes Class A subordinate voting shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after March 31, 2006.

(4)             This column includes Class A subordinate voting shares subject to all outstanding options, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after March 31, 2006. However, this column does not include SARs, which do not represent the right to acquire shares because they may be settled, at the Board’s discretion, in either cash or Class A subordinate voting shares.

(5)             For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of March 31, 2006 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(6)             Includes 300,000 financial performance-based restricted stock units granted on February 28, 2006.

(7)             Includes shares of restricted stock granted in 2006.

(8)             Includes 33,500 restricted stock units granted in 2004.

(9)             Includes shares beneficially owed by Mr. Davidson’s spouse, but for which Mr. Davidson has shared investment power.

(10)       Includes shares of restricted stock units granted in 2006.

(11)       Includes shares beneficially owed by Mr. Rosenberg’s spouse, but for which Mr. Rosenberg has shared investment power.

(12)       Includes shares beneficially owed by Mr. Porter’s children, but for which Mr. Porter has sole voting power and sole investment power.

(13)       Stock ownership of these entities is based solely on a Schedule 13G filed by each such entity. The address of Cardinal Capital Management, LLC is One Fawcett Place, Greenwich, CT 06830, and its most recent Schedule 13G was filed on February 10, 2006. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109, and its most recent schedule 13G was filed on April 10, 2006. The address of Gruber & McBain Capital Management, LLC is 50 Osgood Place, San Francisco, CA 94133, and its most recent Schedule 13G was filed on February 13, 2006. The address of Weiss, Peck & Greer Investments Inc. is 909 Third Avenue, New York, NY 10022, and its most recent Schedule 13G was filed on February 15, 2006. The address of each of Messrs. Porter, Orlin, Hulme and Friedland is 666 Fifth Avenue, 34th Floor, New York, NY 10103, and their most recent Schedule 13G was filed on February 10, 2006. Messrs Porter, Orlin, Hulme and Friedland are acting as a “group” with respect to the shares they beneficially own. The address of Goldman Capital Management Inc. is 220 East 42nd Street, New York, NY 10017 and its most recent Schedule 13G was filed on May 5, 2005.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as provided by Canadian law. The Board conducts its business through meetings of the Board and three standing committees:  the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Messrs. Nadal, Berns and Pustil, have been determined by the Board to be independent.

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code applies to all directors, officers and employees, including the Chief Executive Officer, the President and Chief Financial Officer, the Chief Accounting Officer and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. In addition, the Board of MDC Partners recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committee will conduct its business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires that a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to offer to resign from the Board, with such resignation to become effective if the Board does not reject it within 60 days after the date of the election.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp. Copies of these documents are also available in print to any shareholder upon written request to 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Meetings

The Board held thirteen (13) meetings in 2005. The various Board committees met the number of times shown in parentheses: Audit (19), Compensation (6) and Nominating and Corporate Governance (2). Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period of the year for which he served as a director and (ii) meetings of all Board committees held during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All of the then current members of the Board attended the 2005 annual meeting of shareholders.

Committees of the Board

The Board has three committees:  the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. The terms of reference and mandate for each committee is outlined in the respective Charter of each committee, and is summarized below.

Audit Committee

The Audit Committee is composed of three members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian securities regulatory authorities. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on other matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; reviewing with management its compliance with prescribed policies, procedures and internal control; and reviewing with management and the independent auditor any reportable conditions and material weaknesses affecting internal control, as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements.

The current members of the Audit Committee are Messrs. Thomas N. Davidson (Chairman), Richard R. Hylland and François R. Roy. The Board has determined that Mr. François R. Roy qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by the Canadian Securities Administrators. The Audit Committee’s current charter is appended hereto as Exhibit A.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of five members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board.

The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole as well as individual board members and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Michael Kirby, François R. Roy and Thomas E. Weigman. The Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee is composed of five members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the the SAR Plan and the 2005 Stock Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. In 2005 and 2006, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executives officers based on comparable industry levels, which recommendations have been implemented by the Committee. The current members of the Human Resources & Compensation Committee are Messrs. Richard R. Hylland (Chairman), Thomas N. Davidson, Robert J. Kamerschen, Scott Kauffman (effective as of April 28, 2006), Senator Michael J.L. Kirby and Thomas E. Weigman. The Human Resources & Compensation Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Compensation of Directors

MDC pays its directors who are not employees of MDC or any of its subsidiaries a $20,000 annual retainer. It also pays a fee of $2,000 for attendance at any Board or Committee meeting (but no director may receive more than two meeting fees per day). MDC pays an additional retainer for certain positions held by a director: $10,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert, and $15,000 for other Committee Chairs. During the year ended December 31, 2005, MDC paid to such directors, in their capacity as directors, aggregate fees equal to $580,000.

During the first quarter of 2006, the Company granted 4,000 Class A subordinated shares of restricted stock (or restricted stock units) to each of the Company’s six non-employee members of the Board of Directors. These shares of restricted stock or restricted stock units will vest on March 5, 2009 (the third anniversary of the grant date).

During the first quarter of 2004, the Company completed a private placement of Class A subordinate voting shares at an average price of $11.65 per share and issued warrants to acquire Class A subordinate voting shares with an exercise price equal to $15.91, expiring in March 2009. In connection with this private placement, the following directors purchased shares and acquired an equal number of warrants in the following amounts:  (i) Thomas Davidson received 10,000 warrants at an exercise price of $15.91; (ii) Richard Hylland received 619 warrants at an exercise price of $15.91; and (iii) Francois Roy received 4,000 warrants at an exercise price of $15.91. In addition, in connection with their respective appointment to the Board, (a) in 2004, Michael Kirby received 25,000 options to acquire Class A subordinate voting shares at an exercise price of $12.57 and (b) in 2005, Mr. Weigman received 25,000 options to acquire Class A subordinate voting shares at an exercise price of $6.80.

Executive Sessions and Communications with the Board

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. A non-executive Presiding Director has the primary responsibility to preside over these sessions of the Board. The current non-executive Presiding Director is Robert J. Kamerschen. Shareholders or others who wish to communicate with the non-executive Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o Steven Berns, President and Chief Financial Officer, 950 Third Avenue, New York, New York 10022. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. The Nominating and Corporate Governance Committee reviews the background and qualifications of those individuals who are chosen for consideration, including the following attributes and criteria of candidates:  experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and any other relevant factors deemed appropriate. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Report of the Audit Committee of the Board

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by MDC Partners under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent MDC Partners specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for attesting to management’s report, when completed, on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and KPMG management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including the material weaknesses identified and more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with KPMG LLP matters relating to its independence, and received from KPMG LLP written disclosures and a letter from KPMG LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of their reviews and discussions, the Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective March 31, 2006, the Board resolved not to propose the re-appointment of MDC Partners’ previous principal accountants, KPMG LLP, as auditors for MDC Partners at the 2006 Annual Meeting of Shareholders, and requested the resignation of KPMG LLP as auditors. KPMG LLP resigned effective March 31, 2006. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, or reportable events, except that

KPMG had, as part of its 2004 and 2005 audits of the Company’s internal controls over financial reporting, previously advised the Company that it did not maintain effective internal controls over financial reporting due to identified material weaknesses. KPMG LLP served as MDC Partners’ auditors from April 2004 to March 31, 2006.

Effective April 1, 2006 the Company engaged BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm. The decision to engage BDO Seidman was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and are submitting for shareholder approval, the selection of BDO Seidman, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2006.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board
Thomas N. Davidson (Chair)
Richard R. Hylland
François R. Roy

Executive Compensation

Summary Compensation Table

This table shows the compensation earned for service in all capacities during the last three fiscal years for MDC Partners’ Chief Executive Officer, and its next four most-highly compensated executive officers (collectively, the “Named Executive Officers”).

								LONG-TERM
								COMPENSATION
	ANNUAL COMPENSATION							AWARDS	PAYOUTS
Name and Principal Position	Year	Salary (US$)		Bonus (US$)		Other Annual Comp. (US$)		Shares Underlying Options/ SARs (#)	LTIP Payouts (US$)	All Other Compensation (US$)
Miles S. Nadal,	2005	950,000	(1)	1,425,000	(11)	228,226	(2)	—	—	194,486	(6)
Chairman and	2004	730,170	(1)	2,075,220		256,642	(3)	—	—	191,597	(6)
Chief Executive	2003	678,395	(1)	2,035,185	(1)	260,555	(4)	1,213,200	5,292,349 (5)	126,609	(6)
Officer
Steven Berns,	2005	475,000	(7)	300,000		25,000		—	—	121,407	(8)
President and	2004	149,337		300,000		*	(9)	250,000	—	—
Chief Financial	2003	—		—		—		—	—	—
Officer
Robert Dickson,	2005	371,475		82,550		9,906	(9)
Managing	2004	230,580		172,935		*	(9)	—	—	—
Director	2003	214,230		178,525		*	(9)	113,333	—	—
Graham L. Rosenberg,	2005	318,162		123,825		16,510		—	—	—
Managing	2004	249,795		134,505		*	(9)	—	—	—
Director	2003	214,230	93,725				(9)	78,333	352,824 (5)
Charles Porter,	2005	422,399	(10)	—		7,190		—	—	—
Chief Strategist	2004	450,000	(10)	—		*	(9)	100,000	—	—
	2003	437,666	(10)	—		*	(9)	250,000	—	—

Notes

(1)           The personal services of the MDC Partners’ Chairman and CEO and other services are provided to the Company by Nadal Financial Corporation. See “Management Agreement”.

(2)           Includes a $168,899 interest benefit received on account of interest free loans (“grandfathered” under Sarbanes-Oxley Act of 2002) and $48,145 in membership dues. In addition to the amounts set forth in the table, MDC Partners provides Mr. Nadal with various business related perquisites, including the use of a corporate aircraft for business travel and use of a leased car for business purposes. In addition, certain of MDC Partners’ artwork is off of the Company’s premises at locations under Mr. Nadal’s control.

(3)           Includes $144,152 interest benefit received on account of an interest free loan, and $53,308 of membership dues.

(4)           Includes $204,383 interest benefit received on account of an interest free loan, and $44,258 of membership dues.

(5)           Represents a transaction bonus following divestiture of the Davis + Henderson group of companies.

(6)           This sum reflects premiums paid by MDC Partners with respect to several life insurance policies and a disability insurance policy.

(7)           Mr. Berns joined the Company as Vice Chairman and Executive Vice President, effective September 7, 2004, and was promoted to President and Chief Financial Officer on November 3, 2005. Effective as of January 1, 2006, the annual base salary of Mr. Berns was increased to $550,000.

(8)           Represents a cash payment that Mr. Berns elected to receive in lieu of receipt of 16,500 unregistered shares of MDC Class A stock that vested in August 2005.

(9)           An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the referenced year (2004 or 2003) was less than $50,000, the minimum, under SEC rules, an executive must have received before any amount is required to be shown in this column. For 2005, all perquisites have been reported, whether or not required under SEC rules.

(10)     A portion of Mr. Porter’s salary is paid by MDC Partners and the remaining portion is paid by Crispin Porter & Bogusky LLC, a subsidiary of the Company.

(11)     The Company’s practice is to pay a portion of the annual incentive compensation projected to be payable to the CEO in quarterly installments in advance, provided that the Company’s actual and projected financial performance is on target with expected annual financial performance. The Compensation Committee’s final determination of the CEO’s total annual incentive compensation was based on MDC’s actual performance as reflected in year-end audited financial data and based on his individual performance as measured against established criteria. See “Report of the Human Resources & Compensation Committee.”

Grants under 2005 Stock Incentive Plan

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 2,000,000 shares of MDC Partners’ Class A Subordinate Voting Shares or any other security in to which such shares shall be exchanged. As of December 31, 2005, the only award made under the 2005 Stock Incentive Plan was a grant of 25,000 options to a newly appointed independent Director, which option grant was for a ten-year term and vests over five (5) years from the grant date.

On February 28, 2006, the Compensation Committee authorized awards of financial performance-based restricted stock and restricted stock units under the 2005 Stock Incentive Plan to executive officers of the Company. Shares underlying each grant of restricted stock or restricted stock units will vest upon achievement by the Company of specified financial performance criteria in 2006, 2007 and 2008 (the “2006 Financial Performance Based Awards”). These financial performance criteria include 15% EBITDA growth in 2006 as compared to 2005; cumulative EBITDA growth in 2006 and 2007 of 15%, as compared to 2005; and cumulative EBITDA growth in 2006, 2007 and 2008 of 10%, as compared to the 2006/2007 cumulative growth target. The Company’s Chief Executive Officer and its next four most-highly compensated officers received 2006 Financial Performance-Based Awards in the following amounts:

Miles Nadal	300,000 restricted stock units
Steven Berns	100,000 shares of restricted stock
Robert Dickson	45,000 restricted stock units
Graham Rosenberg	35,000 restricted stock units
Charles Porter	25,000 shares of restricted stock

During the first quarter of 2006, the Company also granted 4,000 Class A subordinated shares of restricted stock (or restricted stock units) to each of the Company’s six non-employee members of the Board of Directors, pursuant to the 2005 Stock Incentive Plan. These shares of restricted stock or restricted stock units will vest on March 5, 2009 (the third anniversary of the grant date).

No Option, Restricted Stock or SARs Grants in 2005

The Compensation Committee of the Board is authorized to grant options or shares of restricted stock to senior officers, employees and directors of MDC Partners and its subsidiaries and affiliates pursuant to the 2005 Incentive Stock Plan. The Compensation Committee made no grants of any options or shares of restricted stock in 2005 to any of the Named Executive Officers in 2005.

In 2003, the Compensation Committee of the Board approved the Stock Appreciation Rights Plan for employees, officers and directors of MDC Partners and its subsidiaries (the “SARs Plan”). The Compensation Committee made no grants of any SARs to any of the Named Executive Officers in 2005.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

						Value of Unexercised In
		Securities	Aggregate	Unexercised Securities at		the Money Securities at
		Acquired	Value	Fiscal Year End (#)		Fiscal Year End ($)(1)
Name	Security	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Miles S. Nadal	Class A	—	—	626,000	259,000	709,197	193,722
	Subordinate Voting
	SARs	—	—	542,134	271,066	667,062	333,530
Steven Berns	Class A	—	—	10,000	90,000	—	—
	Subordinate Voting
	SARs	—	—	50,000	100,000	—	—
	RSUs	—	—	—	33,500	—	206,022
Robert Dickson	Class A	—	—	57,150	—	—	—
	Subordinate Voting
	SARs	—	—	75,555	37,778	11,464	5,732
Graham Rosenberg	Class A	—	—	73,625	13,000	45,827	22,914
	Subordinate Voting
	SARs	—	—	52,222	26,111	91,282	45,641
Charles Porter	Class A	—	—	2,723	—	—	—
	Subordinate Voting
	SARs	—	—	200,000	150,000	—	—

(1)             “Value of Unexercised In-the-Money Securities at Fiscal Year End” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised securities at the end of 2005 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

Management Agreement

The Board has approved and ratified the terms of an agreement (the “Management Agreement”) effective as of November 1, 1997 between MDC Partners and Nadal Financial Corporation (“NFC”), a management corporation wholly-owned by Miles S. Nadal, the Chairman and Chief Executive Officer of MDC Partners. NFC has subsequently assigned its rights and obligations under the Management Agreement to Amadeus Capital Corporation (“ACC”), which in turn has assigned a portion to Stallion Investments Ltd. (“Stallion”). ACC and Stallion are indirectly wholly-owned by Miles S. Nadal. Effective January 2004, ACC assigned its remaining rights and obligations under the Management Agreement back to NFC. Pursuant to the terms of the Management Agreement, MDC Partners retained NFC and its successors to provide MDC Partners with certain management and financial advisory services, as well as general advice of a strategic nature, including the personal services of MDC Partners’ Chief Executive Officer. In consideration for these services, MDC Partners has agreed to: (i) pay an annual retainer fee of $950,000, subject to adjustment annually by the Board, (ii) reimburse NFC for all of their expenses incurred in the performance of their services, (iii) grant options to NFC or Mr. Nadal, and (iv) provide NFC’s officers, who provide services to the Company under the Management Agreement, with those employment benefits usually provided to employees of MDC Partners. In 2005 and in prior years, the Compensation Committee determined to pay NFC an incentive bonus in respect of services provided by the CEO.

A loan that was made to NFC pursuant to the Management Agreement is described under “Indebtedness of Directors, Executive Officers and Senior Officers.”  Upon early termination of the Management Agreement by the Company for any reason other than for cause, NFC shall receive a payment equal to three times the amount of the highest aggregate of the annual retainer fee and any additional fees paid in any one of the three most recently completed full calendar years under the Management Agreement (the “Termination Payment”). NFC will be deemed to have been terminated without cause in the event of certain fundamental changes relating to reorganization, change of control or disposition of all or substantially all of the assets of MDC Partners. The Management Agreement has a term ending on October 31, 2007 unless sooner terminated pursuant to the provisions thereof. If the Company does not renew the Management Agreement upon expiration of the term, the Company must pay NFC an amount equal to the aggregate annual retainer amount for the two most recently completed calendar years of the term.

In 2000, MDC Partners agreed to provide Mr. Nadal a bonus of Cdn$10,000,000 in the event that the average market price of MDC Partners’ Class A Subordinate Voting Shares is Cdn$30 per share or more for more than 20 consecutive trading days (measured as of the close of trading on each applicable date). This bonus is payable until the date that is three years after the date on which Mr. Nadal is no longer employed (directly or through a management services agreement) by MDC Partners for any reason. The after-tax proceeds of such bonus are to be applied first as repayment of any outstanding loans due to MDC Partners from this officer and his related companies in the amount of Cdn$6,800,000 and Cdn$3,000,000, respectively, as at December 31, 2005, both of which have been fully provided for in MDC Partners’ accounts.

Employment and Change of Control Agreements

MDC Partners has an employment agreement with Mr. Berns, President and Chief Financial Officer, made as of August 25, 2004 and amended on March 9, 2006. Mr. Berns’ initial term of employment expires August 25, 2007, subject to automatic renewal. Under the amended agreement, Mr. Berns is entitled to receive an annualized base salary of $550,000, and he is eligible to receive an annual discretionary cash bonus in an amount up to 150% of his base salary. The agreement provides that upon the termination by MDC Partners of his employment other than for cause or for good reason by Mr. Berns, then Mr. Berns shall be entitled to his base salary and benefits for a period of twenty-four months. The agreement further provides that, upon a change of control transaction, Mr. Berns is entitled to terminate his employment agreement during the twenty day period following such change of control, in which case Mr. Berns would be entitled to payments equal to 18 months base salary and perquisite allowance, plus a pro-rata portion of his bonus with respect to the year in which termination occurred.

MDC Partners has an employment agreement with Mr. Dickson, a Managing Director, made as of June 26, 2002. The agreement is for an indefinite term and provides for an annual base salary of Cdn$300,000, a guaranteed bonus of Cdn$150,000 per annum, together with the right to earn a cash bonus based upon achieving performance objectives established by the Compensation Committee of up to 60% of the base salary. Pursuant to the terms of the employment agreement, Mr. Dickson’s employment may be terminated by MDC Partners at any time without cause upon payment of 18 months base salary plus the product of 1.5 multiplied by the average of the prior two years’ bonuses. In the event of a change of control transaction, during the sixty day period following the six-month anniversary of a change of control transaction, Mr. Dickson may terminate his employment with the Company, in which case he would be entitled to a payment in an amount equal to 18 months base salary plus the product of 1.5 multiplied by the average of the prior two years’ bonuses.

MDC Partners has a new employment agreement with Mr. Rosenberg, a Managing Director, made as of December 26, 2005. The initial term of employment under the amended agreement expires on June 30, 2007, subject to automatic renewal. Under the amended agreement, Mr. Rosenberg is entitled to receive an annualized base salary of Cdn$400,000, and he is eligible to receive an annual discretionary cash bonus in an amount up to 100% of his base salary. The agreement further provides that upon the termination by MDC Partners of his employment other than for cause or for good reason by Mr. Rosenberg, then Mr. Rosenberg will be entitled to a payment equal to the product of 1.5 multiplied by the sum (“Total Remuneration”) of his base salary, perquisite allowance and highest annual bonus earned by Mr. Rosenberg in the three years prior to the date of termination. In the event of a change of control transaction, if Mr. Rosenberg’s employment is terminated within one year of the closing date of such transaction, then Mr. Rosenberg will be entitled to a payment equal to the product of two (2) multiplied by his Total Remuneration.

During 2004, MDC Partners paid $269,010 to a corporation which is wholly-owned by Stephen M. Pustil as consideration for the provision of management consulting services in his capacity as Vice-Chairman of MDC Partners. In addition, MDC Partners paid $295,000 to a corporation which is wholly-owned by Chuck Porter in his capacity as Chief Strategist.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 2,000,000 shares of MDC Partners’ Class A Subordinate Voting Shares or any other security in to which such shares shall be exchanged.

The following table sets out as at December 31, 2005 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available For Future Issuance (excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans:
Approved by stockholders:
Share options and restricted stock	1,793,204	$6.79	1,975,000
SARs	250,973 (1)	$7.58	1,247,029
Not Approved by stockholders:	—	—	—

(1)          Based on December 31, 2005 closing Class A subordinate voting share price on the Toronto Stock Exchange of $6.40 (Cdn$7.45).

Indebtedness of Directors, Executive Officers and Senior Officers

The aggregate indebtedness to MDC Partners or its subsidiaries as of March 31, 2006, of all current and former officers, directors and employees of MDC Partners or any of their subsidiaries (and their associates) entered into in connection with (a) a purchase of securities of MDC Partners pursuant to a securities purchase program, excluding routine indebtedness and (b) all other indebtedness, excluding routine indebtedness, was as described in the following table:

Aggregate Indebtedness

Purpose	To MDC Partners or its Subsidiaries	To Another Entity
(a)	(b)	(c)
Share purchases	$237,581	—
Other	$12,815,546	—

The following table sets forth all of the other indebtedness of the directors, executive officers and senior officers of MDC Partners and their associates to MDC Partners during the most recently completed financial year for unsecured loans repayable within twelve months after termination of employment.

Other Loans

Name and Principal Position	Largest Amount Outstanding During 2005 ($)	Amount Outstanding as of March 31, 2006 ($)	Interest Rate	Purpose of Loan
Miles S. Nadal	5,863,904	5,839,351	—	Personal loan to
				senior officer
NFC (1)	2,579,400	2,568,600	—	Cdn$3,000,000 Loan
				Pursuant to Management
				Agreement
Walter Campbell	25,794	—	—	Personal loan to senior
				officer

(1)          NFC is a corporation wholly-owned by Miles S. Nadal, a director and senior officer of MDC Partners as well as a management nominee for election as a director of MDC Partners. The loan is secured by the personal guarantee of Mr. Nadal and repayable on November 1, 2007, unless the Management Agreement is terminated without cause, in which case a portion of the Termination Payment will be applied to repay the loan. See “Management Agreement”.

The loans identified in the preceding chart were outstanding prior to the effective date of the Sarbanes-Oxley Act of 2002, and these ‘grandfathered” loans have not been subsequently modified or amended by the Company. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC.

Certain Relationships and Related Transactions

During the fiscal years of 2005 and 2004, Mr. Nadal was reimbursed by MDC in the amount of $20,000 and $57,500, respectively, for corporate use of Mr. Nadal’s private boat.

Other than as described above, no director, officer, principal shareholder or proposed nominee for election as a director of MDC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of MDC’s last completed fiscal year or in any proposed transaction which, in either such case, has materially affected or will materially affect MDC.

For additional transactions see the Company’s Form 10-K for the period ended December 31, 2005:  “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Transactions with Related Parties”.

Comparison of 5 Years’ Cumulative Total Return among MDC Partners, the S&P 500 Index and Peer Group

Set forth below is a line graph comparing the yearly percentage change in the company’s cumulative total shareholder return for the last five years to that of the Standard & Poor’s 500 Stock Index and a peer group of publicly held corporate communications and marketing holding companies. The peer group consists of The Interpublic Group of Companies, Inc., Omnicom Group, Inc. and WPP Group plc. The graph below shows the value at the end of each year of each $100 invested in our common stock, the S&P 500 Index and the peer group. The graph assumes the reinvestment of dividends. Total shareholder return for the peer group is weighted according to market capitalization at the beginning of each annual period.

MDC Partners Inc.
Comparison of 5-Year Cumulative Total Return

	2000	2001	2002	2003	2004	2005
MDC Partners	100	45	56	152	142	85
S&P 500 Index	100	88	69	88	98	103
Peer Group	100	90	62	87	86	88

Report of the Human Resources & Compensation Committee

Composition of the Human Resources & Compensation Committee

The Human Resources & Compensation Committee of the Board (the “Compensation Committee”) is composed of five independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive-compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance and awards under the annual bonus incentive program for the Chief Executive Officer and other executive officers. The Compensation Committee also provides long-term incentives by granting options or other interests, including shares of restricted stock or restricted stock units, under the 2005 Stock Incentive Plan and SARs under the SARs Plan.

Overview and Compensation Philosophy

MDC Partners has used a number of elements in compensating its executives:  base salary; annual bonus incentives; incentives in form of SARs granted under the SARs Plan; and most recently (in 2006) in the form of financial performance-based restricted stock and restricted stock units under the 2005 Stock Incentive Plan.

In 2005 and 2006, the Compensation Committee engaged Mercer Human Resource Consulting LLC (“Mercer”) to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executives officers based on comparable industry levels, which recommendations have been implemented by the Compensation Committee. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase stockholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets relevant to stockholders. The Compensation Committee also considered recent trends in executive compensation.

To that end, the Compensation Committee re-examined and reaffirmed its compensation strategy to:

•       appropriately link compensation levels with the creation of stockholder value;

•       provide total compensation capable of attracting, motivating and retaining executives of outstanding talent; and

•       emphasize “at risk” pay tied to performance as a meaningful component of total compensation potential.

The Compensation Committee believes that this strategy results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth.

Base Salary

The base salary of each particular executive officer is determined by an assessment by the Board of such executive’s performance, a consideration of competitive compensation levels in companies similar to MDC Partners, and a review of the performance of MDC Partners as a whole and the role such executive officer played in such corporate performance. For certain executives, the base salary is set forth in their respective employment agreements. See “Employment Agreements” and “Management Agreement”.

Annual Cash Bonus

Annual cash bonus incentive awards are based upon achieving profitability criteria which are established by the Compensation Committee, as well as certain of the individual performance criteria used to calculate base salary. This establishes a direct link between executive compensation and MDC Partners’ operating performance. For certain executives, the target amount of the bonus, or a formula to be used to determine the amount of bonus, is contained in their respective employment agreements. See “Employment Agreements”.

Long-Term Incentive Awards

In 2004 and 2005, the Compensation Committee did not grant or make any long term incentive awards to its existing executive officers.

In 2006, the Compensation Committee worked with Mercer to structure financial performance-based long-term incentive awards designed to retain the Company’s executive management team and to motivate them to achieve goals that drive stockholder value. Based in part on recommendations made by Mercer, the Compensation Committee made grants to its executive officers in February 2006 of restricted stock and restricted stock units. These awards will not vest unless (i) the executive is an employee of the Company on the applicable vesting date and (ii) the Company achieves the specified financial performance criteria in fiscal years 200, 2007 and/or 2008. These financial performance criteria include 15% EBITDA growth in 2006 as compared to 2005; cumulative EBITDA growth in 2006 and 2007 of 15%, as compared to 2005; and cumulative EBITDA growth in 2006, 2007 and 2008 of 10%, as compared to the 2006/2007 cumulative growth target.

Compensation of the Chief Executive Officer

The compensation of Miles Nadal is based upon the same criteria as that used in determining the compensation payable to MDC Partners’ executive officers. He is compensated by Nadal Financial Corporation (“NFC”), which is paid management fees by MDC Partners pursuant to the Management Agreement. See “Management Agreement”. The compensation listed in the summary compensation table reflects the fees paid to NFC pursuant to the terms of the Management Agreement. In determining the annual incentive bonus amount paid to NFC during the past fiscal year, an amount equal to 75% of the incentive amount was based upon the achievement by the Company of specified financial criteria, and 25% of the incentive amount was based upon individual performance criteria established by the Compensation Committee. The Compensation Committee specifically noted the following in evaluating Mr. Nadal’s performance as Chairman and Chief Executive Officer:

(a)   financial performance that met performance targets for operating income;

(b)   assisted in identifying and closing Zyman acquisition, without an agent;

(c)   improved the organizational structure of the Company; and

(d)   instrumental in winning new business for certain agencies, and instrumental in promoting cross-selling efforts which led to significant new client accounts.

Stock Ownership Requirements

The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with shareholders. Effective March 2006, the Board adopted the following stock ownership guidelines for all officers commensurate with their level of seniority and base salary:

Position	Base Salary Multiple	Time to Attain
CEO	5x	4 Years
President and CFO	4x	4 Years
Managing Directors, General Counsel and Chief Accounting Officer	3x	4 Years
Vice Presidents	2x	4 Years

Mr. Nadal currently owns 1.86 million shares of MDC Partners’ Class A stock, more than satisfying his stock ownership requirement.

Conclusion

Through the programs described above, a very significant portion of MDC Partners’ executive compensation is linked directly to achievement of financial performance targets and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

Compensation Committee
Richard R. Hylland (Chair)
Thomas N. Davidson
Robert Kamerschen
Michael Kirby
Thomas E. Weigman

ITEM 2—APPOINTMENT OF AUDITORS

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO Seidman, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2006 and to perform such other services as may be required of them. BDO Seidman, LLP has served as independent public accountants for MDC Partners since April 1, 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO Seidman, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO Seidman, LLP, independent registered public accountants, as auditors of MDC Partners, to hold office until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

Effective March 31, 2006, the Board resolved not to propose the re-appointment of MDC Partners’ previous principal accountants, KPMG LLP, as auditors for MDC Partners at the 2006 Annual Meeting of Shareholders, and requested the resignation of KPMG LLP as auditors. KPMG LLP resigned effective March 31, 2006. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, or reportable events, except that KPMG advised the Company that it did not maintain effective internal controls over financial reporting due to identified material weaknesses (as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005). KPMG LLP served as MDC Partners’ auditors from June 2004 to March 31, 2006.

In addition to retaining KMPG LLP to audit MDC Partners’ consolidated financial statements for 2005, the company retained KPMG LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in 2005. These services included audit services, audit-related services, tax services and other services. The following table sets forth the aggregate fees billed to MDC Partners by KPMG LLP for professional services in fiscal year 2005 and 2004 and by BDO Dunwoody LLP in fiscal year 2005 and 2004, were as follows:

KPMG LLP

	2004	2005
Audit Fees (1)	$1,852,000	$2,969,000
Audit Related Fees (2)	$128,000	223,000
Tax Fees (3)	$5,000	—
All Other Fees (4)	$172,000	—
Total	$2,157,000	$3,192,000

(1)   Fees for services rendered in connection with: the annual financial statement audit, including internal control over financial reporting assessment; quarterly financial statement reviews; consent in connection with the Company’s issuance of its 8% Convertible Unsecured Subordinated Debentures due June 2010; and involvement with the Form 8-K and BAR filings in connection with an acquisition in April 2005.

(2)   Fees for services rendered in connection with: consultation on internal control over financial reporting; assistance with regulatory comment letters; and audits of non-statutory subsidiary financial statements.

(3)   Fees for review of potential restructuring of the Company’s Secure Products International Group.

(4)   Fees for services rendered in connection with: accounting impact of SARs plan; acquisition due diligence assistance; and other services.

BDO Dunwoody LLP

	2004	2005
Audit Fees (1)	$38,000	$22,000
Audit Related Fees (2)	$172,000	—
All Other Fees (3)	$12,000	$24,000
Total	$222,000	$46,000

(1)          Fees for the annual financial statement audit.

(2)          Fees for services related to the audit or review of financial statements, including fees for services rendered for the review of third quarter financial statements and restatement of prior period financial statements.

(3)          Includes fees for services rendered in connection with the Company’s issuance of its 8% Convertible Unsecured Subordinated Debentures due June 2010.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed Cdn $25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPOINTMENT OF BDO SEIDMAN, LLP AS MDC PARTNERS’ AUDITORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the U.S. Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC from January 1, 2005 through the Record Date, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC, with the exception of the following items:  (i) Report on Form 3 (Initial Statement of Beneficial Ownership of Securities) that was filed, untimely, on April 1, 2005 for Michael Sabatino; (ii) Report on Form 4 that was filed, untimely, on September 6, 2005, for Miles Nadal; and (iii) Report on Form 4 that was filed, untimely, on August 11, 2005, for Charles Porter.

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for its latest fiscal year is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 950 Third Avenue, New York, N.Y. 10022, Attention: Investor Relations. Financial information is provided in MDC Partners’ comparative financial statements and MD&A for the year ended December 31, 2005. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, Annual Information Form and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2007 Annual Meeting of Stockholders will be held on or about May 25, 2007. Proposals of stockholders intended to be included in the proxy materials for the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company, 950 Third Avenue, New York, N.Y. 10022, by December 21, 2006 in a form that complies with the Company’s Bylaws and applicable requirements.

GENERAL

Management knows of no matters to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By order of the Board

Toronto, Ontario	Mitchell Gendel
April 28, 2006	General Counsel and Corporate Secretary

EXHIBIT A

MDC PARTNERS INC.

CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED BY THE BOARD
ON FEBRUARY 26, 2004

I.   AUTHORITY

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) is established pursuant to Section 42 of the Corporation’s Bylaw No. A-l and Section 158 of the Ontario Business Corporations Act. The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.   PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “SOA”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the rules of the National Association  of Securities Dealers, Inc. (the “NASD”), the rules of the Toronto Stock Exchange (the “TSX”) and the rules and instruments promulgated by the Ontario Securities Commission (the “OSC”), the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, and the financial and senior management of the Corporation.

III.   COMPOSITION OF THE COMMITTEE

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Rule 4200(a)(15) of the

NASD, and an “unrelated” director within the meaning of section 472 of the TSX Listed Company Manual, subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC and OSC rules and at least one member shall have accounting or related financial experience as required under applicable TSX and NASD rules. Specifically, the audit committee financial expert and the member with accounting or related financial experience must have the following attributes:

(a)          An understanding and ability to analyze and interpret a full set of financial statements, including the notes attached thereto, prepared in accordance with the generally accepted accounting principles used to prepare those statements;

(b)         An ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

(c)          Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)         An understanding of internal controls and procedures for financial reporting; and

(e)          An understanding of audit committee functions.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)          Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b)         Annually Review and approve the terms of engagement and determine the remuneration of Corporation’s independent auditor; and

(c)          Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)          Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.

(b)         Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1;

(c)          Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

(d)         Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)          The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)         Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval  by the Committee; and

(c)          Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)          Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;

(b)         Before the release of annual financial statements, discuss with the independent auditor all matters required by SAS 61 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);

(c)          Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC or the OSC, regarding:

(i)             all critical accounting policies and practices used by the Corporation;

(ii)         all material alternative accounting treatments of financial information within Canadian GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and

(iii)     other material communications between the independent auditor and management;

(d)         Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.

(e)          Prior to any disclosure, review and recommend to the Board for approval:

(i)             the annual financial statements and related documents (MD&A, AIF, etc.);

(ii)         the quarterly financial reports and related documents (including MD&A); and

(iii)     other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)          Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;

(b)         Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)          Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and

(d)         Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)          Review with management and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems.

(b)         Review with management its compliance with prescribed policies, procedures and internal control;

(c)          Review with management and the independent auditor any reportable conditions and material weaknesses affecting internal control;

(d)         Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor and the Corporation’s management; and

(e)          Review with management major financial and asset related risks and the steps taken to monitor and control such risks.

Other Matters

(a)          Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)         Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(c)          Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors.

(d)         Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

(e)          Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(a)          Report regularly to the Board on its activities, as appropriate;

(b)         Exercise reasonable diligence in gathering and considering all material information;

(c)          Understand and weigh alternative courses of conduct that may be available;

(d)         Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(e)          If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;

(f)            Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and

(g)          Review the Charter of the Audit Committee annually and recommend it to the Board.

V.   MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI.   ADVISORS AND FUNDING

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII.   DISCLOSURE AND REVIEW OF CHARTER

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq or the TSX.

*************

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Corporation. The business of the Corporation is supervised by its board of directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Corporation’s corporate governance practices in accordance with Form 58-101—Disclosure of Corporate Governance Practices.  The Corporation’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. From and after November 3, 2005, the Board was comprised of ten members, seven of whom were independent directors. The Board proposed for election in this Circular is composed of ten members, all of whom are considered to be independent directors with the exception of Messrs. Nadal, Berns and Pustil who are members of management, Mr. Pustil having assumed additional responsibilities in the affairs of MDC Partners since 2001. The following directors of MDC Partners also serve as a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction:

Thomas N. Davidson:   serves as Chairman of NuTech Precision Metals, Inc.; serves on the Board of Directors of TLC Vision Corporation and on the Board of Occulogix, Inc., and is the non-executive Chairman of Azure Dynamics Corporation.

Steven Berns:   serves on the Board of Directors of LivePerson, Inc. and LQ Corporation, Inc..

Richard R. Hylland:   serves on the Board of Directors of LodgeNet Entertainment Corporation (LNET).

Robert J. Kamerschen:   serves on the board of directors of Radio Shack Corporation, IMS Health Inc., R.H. Donnelley Corporation and Vertrue, Inc.

Senator Michael J.L. Kirby:   serves as a director of The Bank of Nova Scotia, Extendicare, Ontario Energy Savings Corporation, Indigo, CPI Plastics and Brainhunter, Inc.

Stephen M. Pustil:   serves as Chairman and Director of Custom Direct Income Fund.

François R. Roy:   serves on the board of directors of the following Canadian companies: Macquarie Power Income Fund, and SFK Pulp Fund.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of Cdn$5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The

Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

The Board has selected Mr. Robert Kamerschen as the Presiding Director of the Board. Mr. Kamerschen is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/ir/governance.asp.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board, management and committees of the Board. The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 950 Third Avenue, New York, NY, 10022, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of five members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance

Committee is also responsible for evaluating the performance of the Board as a whole as well as individual board members and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Michael Kirby, François R. Roy and Thomas E. Weigman. The Nominating and Corporate Governance Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. The Nominating and Corporate Governance Committee reviews the background and qualifications of those individuals who are chosen for consideration, including the following attributes and criteria of candidates:  experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and any other relevant factors deemed appropriate. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation

The Human Resources & Compensation Committee is composed of five members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2005 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Messrs. Richard R. Hylland (Chairman), Thomas N. Davidson, Robert J. Kamerschen, Scott L. Kauffman, Senator Michael J.L. Kirby and Thomas E. Weigman. The Human Resources & Compensation Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees:  the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

MDC PARTNERS INC.
FORM OF PROXY
(Class A subordinate voting shares)

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 1, 2006.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Steven Berns, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), _______________________________________________________ with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 1, 2006 at The Muse Hotel, 130 West 46th Street,  New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.                                       The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Thomas N. Davidson
Steven Berns
Richard R. Hylland
Robert J. Kamerschen
Scott Kauffman
Senator Michael J.L. Kirby
Stephen M. Pustil
François R. Roy
Thomas E. Weigman

to Vote FOR [  ] all nominees listed above (except for the following nominees from whom I withold my vote): __________________________________ or to [  ] WITHOLD from voting for all nominees

2.                                       to Vote FOR [  ] or to [  ] WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this  ______________ day of  ____________________________  , 2006.

PRINT NAME: _____________________________________________________________________________

Signature of Registered Shareholder:

_____________________________________________________________________________

Number of Class A subordinate voting shares Represented Hereby:

_____________________________________________________________________________

INSTRUCTIONS FOR PROXY:

1.          This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.

2.          A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.

3.          If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.

4.          Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

5.          To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit 6, Toronto, Ontario M5A 4K9 not later than 4:30 pm (Eastern Daylight Time) on Tuesday, May 30, 2006, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.

6.          Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

2

MDC PARTNERS INC.
FORM OF PROXY
(Class B multiple voting shares)

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 1, 2006.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Steven Berns, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), _________________________________________________________  with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 1, 2006 at The Muse Hotel, 130 West 46th Street,  New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.                                       The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Thomas N. Davidson
Steven Berns
Richard R. Hylland
Robert J. Kamerschen
Scott Kauffman
Senator Michael J.L. Kirby
Stephen M. Pustil
François R. Roy
Thomas E. Weigman

to Vote FOR [  ] all nominees listed above (except for the following nominees from whom I withold my vote): __________________________________ or to [  ] WITHOLD from voting for all nominees

2.                                       to Vote FOR [  ] or to [  ] WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this  ______________ day of  ____________________________  , 2006.

PRINT NAME: _____________________________________________________________________________

Signature of Registered Shareholder:

_____________________________________________________________________________

Number of Class B multiple voting shares Represented Hereby:

_____________________________________________________________________________

INSTRUCTIONS FOR PROXY:

1.          This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.

2.          A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.

3.          If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.

4.          Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

5.          To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit 6, Toronto, Ontario M5A 4K9 not later than 4:30 pm (Eastern Daylight Time) on Tuesday, May 30, 2006, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.

6.          Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

2